Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

AXT, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value	(1)	457(r)	9,844,357	$64.25	$632,499,937.25	0.0001381	$87,348.24

Total Offering Amounts:							$632,499,937.25		87,348.24
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$87,348.24

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. The registration fee is calculated in accordance with Rule 457(r) of the Securities Act and represents deferred payment of the registration fees in connection with the Registrant’s registration statement on Form S-3ASR (Registration No. 333-295188) paid with the filing of this prospectus supplement.